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                                            CONVERTIBLE PROMISSORY NOTE

$1,216                                                       April 1, 1995


                           FOR VALUE RECEIVED, the undersigned Faraday
Financial, Inc., a Delaware corporation ("Maker") promises to pay to the order of Jehu Hand ("Lender"), at its principal office, or at such other place as may be designated in writing by the holders of this Promissory Note ("Note"), the principal sum of ONE THOUSAND TWO HUNDRED SIXTEEN AND 00/100 DOLLARS ($1,216.00) (the "Principal Sum"). The unpaid Principal Sum shall bear interest from the date hereof until paid at a rate equal 4% per annum.


                          The unpaid Principal Sum and all accrued but unpaid
interest thereon shall all be due and payable on two years of the date of this Note.

                           All payments to be made under this Note shall be
payable in lawful money of the United States of America which shall be legal tender for public and private debts at the time of payment.

                    In the event that an action is instituted to collect this Note, or any portion thereof, Maker promises to pay all costs of collection, including but not limited to reasonable attorneys' fees, court costs, and such other sums as the court may establish.

                            In the event of a default under this Note when due,
then the holder of this Note, at its election, may declare the entire unpaid Principal Sum and all accrued but unpaid interest thereon immediately due and payable.

                       Lender shall have the right at any time to convert the Principal Sum and all accrued and unpaid interest thereon into 575,400 shares of common stock of the Maker ("Shares").

                          Every provision hereof is intended to be several.  If
any provision of this Note is determined, by a court of competent jurisdiction to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the other provisions hereof, which shall remain binding and enforceable.

                          This Note is made in the State of California and it
is mutually agreed that California law shall apply to the interpretation of the terms and conditions of this Note.

                              All agreements between the holder of this Note and
Maker are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of deferment or acceleration of the maturity of this Note or otherwise, shall the rate of interest hereunder exceed the maximum permissible under applicable law with respect to the holder. If, from any circumstances whatsoever, the rate of interest resulting from the payment

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and/or accrual of any amount of interest hereunder,  at any time that payment of interest is due and/or at any time that interest is accrued, shall exceed the limits prescribed by such applicable law, then the payment and/or accrual of such interest shall be reduced to that resulting from the maximum rate of interest permissible under such applicable law. This provision shall never be superseded or waived.

                         The makers, endorsers, and/or guarantors of this Note
do hereby severally waive presentment, demand, protest and notices of protest, demand, dishonor and nonpayment.

                                 IN WITNESS WHEREOF, this instrument is
executed as of the date first hereinabove set forth.



                             FARADAY FINANCIAL, INC.


                                                   By:
                                                   Name:
                                                    Its:

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